UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2005

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure

On January 6, 2005, Albemarle Corporation (the “Company”) issued a press release announcing, among other things, its preliminary results for the fourth quarter ended December 31, 2004. The press release issued on January 6, 2005 by the Company is attached to this Current Report of Form 8-K as Exhibit 99.1 and incorporated in Item 7.01 of this Current Report of Form 8-K by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 8 — Other Events

Item 8.01. Other Events.

On January 6, 2005, the Company issued a press release announcing, among other things, that it intends to commence concurrent public offerings of 4,000,000 shares of its common stock (4,673,000 shares if the option granted by the Company to the underwriters to cover over-allotments, if any, is fully exercised) and $300.0 million aggregate principal amount of its senior notes due 2015. In addition, a member of the family of Floyd D. Gottwald, Jr. and certain affiliates of the family are offering up to 488,420 shares of the Company’s common stock.

The press release issued on January 6, 2005 by the Company is attached to this Current Report of Form 8-K as Exhibit 99.2 and incorporated in Item 8.01 of this Current Report of Form 8-K by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

99.1	Press release, dated January 6, 2005, issued by the Company.

99.2	Press release, dated January 6, 2005, issued by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release, dated January 6, 2005, issued by the Company.

99.2	Press release, dated January 6, 2005, issued by the Company.

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